Morgan Stanley Invesment Management Inc. Funds*
Rule 10f-3 Transactions(Purchase of Securities by Portfolio
From an Underwriting Syndicate in which an Affiliate is a Member) 1 August 1, 2002 - October 31, 2002
	PRICE	    SHARES/
PARTICIPATING	TRADE   PER	    PAR	 PURCHASED   AMOUNT OF
UNDERWRITING   PORTFOLIO (s)	DATE     SHARE (2)   AMOUNT   FROM
Hartford Financial	Mid Cap Value	9/12/02	47.25    42,800
PPL Corp	                Mid Cap Value	9/12/02	30.50 88,900
Weight Watchers     Balanced		9/17/02	42.00
400 CSFB
Multi Asset Class	9/17/02	42.00	     100 CSFB
Cox Communication US Core Fixed Inc   9/17/02	99.26 340,000  SSB
7.125%,  10/01/201  Invest Grade Fixed  9/17/02	99.26 590,000  SSB
CorePlus Fixed Inc  9/17/02	99.26	    4,375,000 SSB
Balanced	   9/17/02	99.26	    120,000   SSB
Intermediate Dur     9/17/02	99.26	    130,000   SSB
Municipal               9/17/02	99.26	    260,000  SSB
				5,815,000
IncoInvest Grade Fixed 	9/18/02	99.55	420,000 Merrill 400,000,000
7.25%,  09/15/2032	 Core Plus Fixed 9/18/02	99.551,580,000
 Balanced Portfolio	9/18/02	99.55	   35,000   Merrill
						   2,035,000
Trimeris, Inc.	Mid Cap Growth	9/26/02	45.25 69,550 Lehman Bros
Small Cap Growth	9/26/02	45.25	   7,300  Lehman Bros
						76,850
International Paper	US Core Fixed	10/24/0 99.84 160,000
5.85% 10/30/2012   Invest Grade Fixed 	10/24/0 99.84 275,000
	                Core Plus Fixed 	10/24/02 99.84
Balanced10/24/02	99.84          50,000  Morgan
Intermediate Dur10/24/02	99.84 65,000 JP Morgan
				 2,555,000
Intermediate Dur10/30/02	99.44	  65,000 CSFB 300,000,000
Wellchoice Inc.	Mid Cap Value	11/7/02	25.00	  58,000 CSFB
Public Service Enter-
price Group Inc.    Mid Cap Value	11/12/02	26.55
Chicago Mercantil Mid Cap Value	12/5/02	35.00	   1,720 SSB
Exchang Mid Cap Value	12/5/02	35.00	   5,180 UBS Warburg
						   6,900
Chesapeake Energy
Corp.	 Small Cap Valu 12/12/02	7.50	  108,500 CSFB
Strategic Small Value	 12/12/02	7.50	  4,500 CSFB
						  113,000
DRS Technologies
 Inc. Small Cap Value	 12/16/02	28.00	  80,900
Strategic Small Value	 12/16/02	28.00	  3,400
						  84,300
Comcast Corp.U.S. Core Fixed          1/7/03	99.71
due 6.50%  Invest Grade Fixed 	1/7/03	99.71	 810,00 JP Morgan
01/15/15	Intermediate Dur	1/7/03	99.71

Apache Corp.  U.S. Mid Cap Core	1/16/03	61.00	 19,20SSB
Amylin Pharma-
ceuticals, Inc. U.S. Mid Cap Core	1/16/03	16.60
American Electri
ower Co.    U.S. Mid Cap Core	2/27/03	20.95	129,200 SSB
Medicines Co.  U.S. Mid Cap Core	3/13/03	17.50	36,600
International
Paper CoCore Plus Fixed 	3/14/03	99.795	5,115,000  SSB
due 5.30%              U.S. Core Fixed 	3/14/03	99.795	425,000
04/01/15 Invest Grade Fixed 	3/14/03	99.795	715,000
 Balanced		3/14/03	99.795	105,000
Intermediate Dur	3/14/03	99.795	165,000
						6,525,000
International
 Paper Co.
due 3.80%
04/01/0 Limited Duratio 3/14/03	99.831	1,000,000  SSB300,000,000
Valero Energy
 Corp.	     U.S. Mid Cap Core	3/25/03	40.25  21,200 	SSB
E.W. Scripps Co.   U.S. Mid Cap Core	4/24/03	77.25	14,600 Merrill
Peabody Energy
 Corp.	   U.S. Mid Cap Core	5/1/03	26.5 87,300 Lehman Brothers, Inc.
UnumProvident
 Corp.	     U.S. Mid Cap Core	5/1/03	10.88 131,100 Goldman Sachs
Hartford Financial
Services
Group, Inc.         Mid Cap Growth 5/19/0 50.00	39,700 Goldman Sachs
PETCO Animal    Small Cap Growth 5/22/03 19.65	5,400  Goldman Sachs
Supplies, Inc.        Mid Cap Growth 5/22/03 19.65 57,800 Goldman
					         63,200
General Motors     US Core Fixed 	6/26/03	99.92 205,000 BA
Acceptance Corp. Invest Grade Fixed	6/26/03	99.92 320,000
	  3,690,000
General Motors
due 7.125%
 07/15/13             Intermediate Dur   6/26/03 99.33 255,000
General Motors    US Core Fixed          6/26/03 98.62	420,000
due 8.3
 Municipal 		6/26/03	98.62	745,000
Balanced		6/26/03	98.62	 105,000
				5,875,000
PG & E Corp.     High Yield	    6/27/03	100.00	 915,000
Packaging Corp.  Balanced 	7/15/03	99.14	 60,000
of America         Core Plus Fixed 7/15/03	99.14	 2,200,000
due 5.75%
FJ Finance
Aruba AEC          Balanced 		7/18/03	99.54	155,000
due 6.75%           Core Plus Fixed	7/18/03	99.54	5,865,000
07/15/13	           Invest Grade Fixed	7/18/03	99.54
	           Limited Duration	7/18/03	99.54	 990,000
	           Intermediate Duration 	7/18/03	99.54
Pass, Inc.	           Balanced		7/23/03	14.00
Small Cap Growth	7/23/03	14.00	 600
						 800
Seagate
Technology        Mid Cap Growth	7/24/03	18.75	86,800
Eircom Funding
due 8.25%
08/15/1High Yield7/29/0 100.00	 1,000,000     Deutsche
Graphic Packaging
International
due 9.5%
08/15/1 High Yield8/1/0 100.00	 1,365,000  Goldman Sachs
Dynegy Holdings, Inc.
due 9.875
07/15/1 High Yield 8/1/03	99.37	 635,000    CSFB
Miller Brewing
due 4.25% Core Plus Fixe 8/6/03	99.66	4,000,000 Barclays
 08/15/0Intermediate Dur 8/6/03	99.66	140,000A
Amphenol
Corporation       Balanced		8/15/03	50.00	1,600
	          Mid Cap Growth	8/15/03	50.00	 18,800
	          Small Cap Growth	8/15/03	50.00	 1,700
						 22,100
Carolina Power
and Light           U.S. Core Fixed 	9/8/03	99.11	 490,000
due 5.125%        Intermediate Dur	9/8/03	99.11	 185,000
09/15/13            Invest Grade Fixed 	9/8/03	99.11	 850,000
 	          Invest Grade Fixed 	9/8/03	99.11	 850,000
		1,525,000
M Mirage Inc.
due 6.00%
 10/01/0High Yiel 9/11/03100.00	 2,515,000 	BA
FirstEnergy
 Corp.	     U.S. Mid Cap Value	9/12/03	30.00	 18,100
Anteon
International  U.S. Small Cap Value	9/16/03	33.80 51,700
SLM Student
 Loan Trust  Intermediate Duration	9/17/03	99.25 185,000
Due 5.00% Invest Grade Fixed	9/17/03	99.25	 865,000
10/01/1  U.S. Core Fixed 	9/17/03	99.25	 490,000

Communications  Strategic Small Value	9/23/03	15.00	 3,800
	            U.S. Mid Cap Value	9/23/03	15.00	 39,200
	            U.S. Small Cap Value	9/23/03	15.00
						  86,800

(1) All transactions were completed in accordance with Rule 10f-3 and Board approved Rule 10f-3 procedures.
(2) All prices in U.S. Dollar unless otherwise noted
(*) Morgan Stanley Institutional Fund Trust. "MSIF Trust"
(SSB)  Salomon Smith Barney
(CSFB) Credit Suisse First Boston
(BA)  Bank of America